UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: October 17, 2007

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on October 17, 2007 by the Company as Exhibit 99.1, which is included herein.  This press release was issued to report the Company’s third quarter 2007 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of AMR dated October 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  October 17, 2007

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

Exhibit 99.1

CONTACT:	Andy Backover
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE:  Wednesday, Oct. 17, 2007

Editor's Note:  A live Webcast reporting third quarter results will be broadcast on the Internet on Oct. 17 at 2 p.m. EDT  (Windows Media Player required for viewing)

AMR CORPORATION REPORTS A THIRD QUARTER PROFIT OF $175 MILLION

COMPANY CONTINUES MOMENTUM WITH SIXTH CONSECUTIVE
PROFITABLE QUARTER

AMR Strengthens Balance Sheet, Improves Liquidity and Makes Additional Investments to Improve its Products and Services

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net profit of $175 million for the third quarter of 2007, or $0.61 per diluted share.
As disclosed in AMR’s Sept. 21 investor update, the results for the third quarter of 2007 include the impact of a $40 million charge, or $0.13 per diluted share, to reflect an adjustment for additional salary and benefit expense accruals related to years 2003 through 2006 and the first six months of 2007.
The current quarter results compare to a net profit of $15 million for the third quarter of 2006, or $0.06 per diluted share. The year-ago results included a $99 million non-cash charge in Other Income (Expense) to reduce the book value of certain outstanding fuel hedge contracts.
 “While record fuel prices in the third quarter were a reminder of the external challenges that we continue to face, we again demonstrated our ongoing progress by posting our sixth straight profitable quarter and our largest net profit in any third quarter since 2000,” said AMR Chairman and CEO Gerard Arpey. “We continued to improve our

-- more --

balance sheet while investing in key customer service initiatives, including taking steps to renew our fleet, add new routes, and enhance several products and services. However, we must step up our continued focus on managing costs, work to improve our profit margins and continue our momentum throughout 2007 and beyond.”
Operational Performance
American’s mainline passenger revenue per available seat mile (unit revenue) increased by 5.0 percent in the third quarter compared to the year-ago quarter.
Mainline capacity, or total available seat miles, in the third quarter decreased 2.8 percent compared to the same period in 2006, as the Company continued to flatten its schedule to more efficiently utilize its fleet and other resources.
American's mainline load factor – or the percentage of total seats filled – was a record 83.9 percent during the third quarter, compared to 81.7 percent in the third quarter of 2006. American’s third-quarter yield, which represents average fares paid, increased 2.3 percent compared to the third quarter of 2006, its 10th consecutive quarter of year-over-year yield increases.
AMR reported third quarter consolidated revenues of approximately $5.9 billion, an increase of 1.7 percent year over year. Other revenues, including sales from such sources as confirmed flight changes, purchased upgrades, Buy-on-Board food services and third-party maintenance work, increased 5.7 percent year over year to $352 million in the third quarter.
American's mainline cost per available seat mile (unit cost) in the third quarter increased 3.9 percent year over year, which was 0.8 percentage points higher than it would have been as a result of the $40 million charge to adjust salary and benefit expense accruals from prior periods. Approximately $30 million of the charge is attributable to years 2003 through 2006 and approximately $10 million is attributable to the first half of 2007.
Third quarter unit costs were also negatively affected by factors such as accelerated depreciation on assets being replaced through planned aircraft cabin refurbishment projects; certain investments to improve the customer experience; higher revenue-related expenses such as food and beverage and credit card fees; and weather cancellations in July.
Excluding fuel and the charge, mainline unit costs in the third quarter increased by 4.0 percent year over year.  Arpey said that the Company continues
-- more --

working to achieve $300 million in targeted cost savings for 2007 and continues to focus on cost containment. Among recent examples, American earlier this month announced a consolidation of its reservations offices that will affect the Cincinnati Reservations Office (CRO), effective September 2008.  While all of the CRO employees have been offered jobs within American’s Reservations group, by consolidating its reservations operations American is able to reduce costs.
Balance Sheet Improvement
AMR continued to strengthen its balance sheet in the third quarter by further reducing debt and improving its liquidity position.
AMR ended the third quarter with $5.8 billion in cash and short-term investments, including a restricted balance of $447 million, compared to a balance of $5.5 billion in cash and short-term investments, including a restricted balance of $464 million, at the end of the third quarter of 2006.
AMR reduced Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds and the present value of aircraft operating lease obligations, to $16.6 billion at the end of the third quarter of 2007, compared to $19 billion a year earlier. AMR reduced Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, from $14 billion at the end of the third quarter of 2006 to $11.2 billion in the third quarter of 2007.
As a result of scheduled principal payments as well as incremental efforts to strengthen its balance sheet, AMR’s net interest expense for the first nine months of 2007 was $133 million lower than in the same period in 2006, a 23 percent reduction.
AMR contributed $200 million to its defined benefit pension plans in the third quarter, as the Company continues to meet this important commitment to its employees.  With the third quarter contribution, the Company has contributed $380 million to these plans in 2007, meeting its projected commitment for the year. The Company has contributed nearly $2 billion to these plans since 2002.
Third Quarter and Recent Highlights
•
In September, as part of its fleet renewal strategy and efforts to improve fleet fuel efficiency by more than 20 percent by 2020, American accelerated three Boeing 737s for delivery in the second half of 2009. Those three 737s are part of American’s announced plan to accelerate the deliveries of 47 previously ordered

-- more --

737s into the 2009-2012 timeframe. In addition, on Oct. 1 American notified Boeing that it was exercising an option to purchase an additional 737 for delivery in early 2009, representing its first 737 commitment in addition to those 47 aircraft. Including the four 737s cited today, American so far has scheduled delivery of a total of 13 737s throughout 2009.
•
American announced it will begin nonstop service from Chicago O’Hare International Airport to Moscow’s Domodedovo International Airport on Monday, June 2, 2008.  From Chicago, American is – or soon will be – providing links to the world’s key developing economies in Russia, China, and India as well as the established markets of Japan, Europe and Latin America.

•
American introduced DealFinder, a downloadable, computer desktop tool that offers customers exclusive, targeted, discounted fares to locations throughout American’s network. The tool, available at www.aa.com/dealfinder, searches for the lowest fares, allowing customers to spend less time planning travel.

•
American Airlines Vacations launched its redesigned Web site that enhances the customer’s shopping and booking experience on AAVacations.com. The enhancements provide customers with convenient and flexible options when customizing vacation plans.

•
American continued to grow and enhance its New York service into Europe, announcing that it will begin two new routes early next year to Milan, Italy, and Barcelona, Spain, from John F. Kennedy International Airport (JFK), as well as a second daily roundtrip between JFK and London’s Stansted Airport. American also unveiled its state-of-the-art, $1.3 billion terminal at JFK as part of its continuing commitment to become the airline of choice in the New York market.

•
AMR’s wholly-owned subsidiary, American Eagle Airlines, Inc., made a $32 million aircraft debt prepayment that brought AMR’s prepayment of debt on its Canadair regional jets to $159 million this year. The final payment released 10 CRJ-700 aircraft that were used to secure the debt. Additionally, on Oct. 1 AMR said that American intends to prepay $545 million in aircraft debt in the fourth quarter of 2007. The prepayment is expected to initially eliminate approximately $25 million of annual net interest expense and release 16 aircraft used to secure the loan.

-- more --

•
American, American Eagle, and Texas Aero Engine Services Limited (TAESL), an affiliated engine repair facility, received the coveted Federal Aviation Administration’s Diamond Award for excellence in training their Aviation Maintenance Technicians (AMT).

Guidance
Mainline and Consolidated Capacity
AMR expects its full-year mainline capacity to decrease by 2.2 percent in 2007 compared to 2006, with a 2.4 percent reduction in domestic capacity and a 1.9 percent decrease in international capacity.  On a consolidated basis, AMR expects full-year capacity to decrease by 2.1 percent in 2007 compared to 2006.  The impact of weather-related cancellations that occurred in the first three quarters of 2007 is included in mainline and consolidated capacity forecasts.
AMR expects mainline capacity in the fourth quarter of 2007 to increase 0.9 percent year over year. It expects consolidated capacity to increase by 0.8 percent in the fourth quarter of 2007 compared to the prior-year period.  Reasons for the increase include previously announced aircraft density initiatives and general flattening of the schedule.  Mainline departures are expected to be essentially flat year over year, as the Company continues to identify ways to utilize its fleet more productively.
Fuel Expense and Hedging
While the cost of jet fuel remains volatile, as of now AMR is planning for an average system price of $2.27 per gallon in the fourth quarter and $2.10 per gallon for all of 2007. AMR has 40 percent of its anticipated fourth quarter fuel consumption capped at an average crude equivalent of $69 per barrel (jet fuel equivalent of $2.01 per gallon), with 34 percent of its anticipated full-year consumption capped at an average crude equivalent of $66 per barrel (jet fuel equivalent of $1.98 per gallon). Consolidated consumption for the fourth quarter is expected to be 778 million gallons of jet fuel.
Mainline and Consolidated Unit Costs
For the fourth quarter, mainline unit costs are expected to increase 4.5 percent compared to the fourth quarter of 2006, while fourth quarter consolidated unit costs are expected to increase 5.1 percent compared to the fourth quarter of 2006.
In the fourth quarter, mainline unit costs excluding fuel are expected to decrease 1.7 percent year over year while consolidated unit costs excluding fuel are expected to decrease 0.8 percent from the fourth quarter of 2006.
-- more --

Full-year mainline unit costs are expected to increase 3.0 percent in 2007 compared to 2006, while full-year consolidated unit costs are expected to increase 3.3 percent in 2007 compared to 2006.
AMR expects mainline unit costs excluding fuel to be 2.4 percent higher in 2007 versus 2006 while 2007 consolidated unit costs excluding fuel are expected to increase 2.7 percent year over year.
Excluding the impact of fuel and the out-of-period charge in the third quarter relating to years 2003 through 2006, full-year mainline unit costs are expected to increase 2.1 percent in 2007 compared to 2006 while consolidated unit costs are expected to increase 2.5 percent year over year.

Editor’s Note: AMR’s Chairman  and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, October 17, at 2 p.m. EDT.  Following the analyst call, they will hold a question-and-answer conference call for media.  Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this release, the words "expects," "plans," "anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial condition, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional

-- more --

revenues and reduce its costs; changes in economic and other conditions beyond the
Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fares by historical standards and the Company’s reduced pricing power; the Company’s likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006.

Detailed financial information follows:

-- more --

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2007	2006	Change
Revenues
Passenger - American Airlines	$4,750	$4,657	2.0
- Regional Affiliates	648	644	0.6
Cargo	196	213	(8.0)
Other revenues	352	333	5.7
Total operating revenues	5,946	5,847	1.7

Expenses
Wages, salaries and benefits	1,721	1,694	1.6
Aircraft fuel	1,743	1,771	(1.6)
Other rentals and landing fees	328	317	3.5
Depreciation and amortization	307	290	5.9
Maintenance, materials and repairs	274	252	8.7
Commissions, booking fees and credit card expense	270	284	(4.9)
Aircraft rentals	148	154	(3.9)
Food service	139	133	4.5
Other operating expenses	697	668	4.3
Total operating expenses	5,627	5,563	1.2

Operating Income	319	284	12.3

Other Income (Expense)
Interest income	90	80	12.5
Interest expense	(227)	(259)	(12.4)
Interest capitalized	3	7	(57.1)
Miscellaneous – net	(10)	(97)	(89.7)
	(144)	(269)	(46.5)

Income Before Income Taxes	175	15	*
Income tax	-	-	-
Net Income	$175	$15	*

Earnings Per Share
Basic	$0.70	$0.07
Diluted	$0.61	$0.06

Number of Shares Used in Computation
Basic	249	213
Diluted	300	237

*      Greater than 100%
-- more --

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,		Percent
	2007	2006	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	36,290	36,382	(0.3)
Available seat miles (millions)	43,271	44,532	(2.8)
Cargo ton miles (millions)	514	557	(7.7)
Passenger load factor	83.9%	81.7%	2.2 pts.
Passenger revenue yield per passenger mile (cents)	13.09	12.80	2.3
Passenger revenue per available seat mile (cents)	10.98	10.46	5.0
Cargo revenue yield per ton mile (cents)	38.14	38.32	(0.5)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	11.45	11.02	3.9
Fuel consumption (gallons, in millions)	725	741	(2.2)
Fuel price per gallon (cents)	216.5	215.8	0.3

Regional Affiliates
Revenue passenger miles (millions)	2,611	2,578	1.3
Available seat miles (millions)	3,442	3,475	(0.9)
Passenger load factor	75.9%	74.2%	1.7 pts.

AMR Corporation
Average Equivalent Number of Employees
American Airlines	72,000	73,000
Other	13,800	13,400
Total	85,800	86,400

(1)	Excludes $701 million and $702 million of expense incurred related to Regional Affiliates in 2007 and 2006, respectively.

-- more --

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended September 30, 2007
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.7	4.8%	27.4	(2.5)%
International	11.5	5.3	15.8	(3.3)
DOT Latin America	11.6	3.5	7.3	0.1
DOT Atlantic	11.7	2.7	6.8	(0.2)
DOT Pacific	10.9	21.0	1.7	(24.2)

1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Three Months Ended September 30, 2007
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	84.8	2.4	12.57	1.8%
International	82.3	1.7	14.01	3.1
DOT Latin America	80.6	2.8	14.33	(0.1)
DOT Atlantic	83.4	(0.4)	13.99	3.3
DOT Pacific	84.6	5.3	12.83	13.4

-- more --

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2007	2006

Total operating expenses	$5,657	$5,610
Less: Operating expenses incurred related to Regional Affiliates	701	702
Operating expenses excluding expenses incurred related to Regional Affiliates	$4,956	$4,908
American mainline jet operations available seat miles	43,271	44,532

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	11.45	11.02

Less: Impact of special items (cents)	0.09	-
Operating expenses per available seat mile, excluding impact of special items (cents)	11.36	11.02

Percent change	3.1%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2007	2006

Total operating expenses	$5,657	$5,610
Less: Operating expenses incurred related to Regional Affiliates	701	702
Operating expenses excluding expenses incurred related to Regional Affiliates	$4,956	$4,908
American mainline jet operations available seat miles	43,271	44,532

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	11.45	11.02

Less: Impact of special items (cents)	0.09	-
Less: Fuel cost per available seat mile (cents)	3.63	3.59
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	7.73	7.43

Percent change	4.0%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items, assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

-- more --
AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of September 30,
(in millions, except as noted)	2007	2006

Current and long-term debt	$11,155	$12,971
Current and long-term capital lease obligations	837	942
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	4,585	5,112
	16,577	19,025
Less: Unrestricted cash and short-term investments	5,390	5,054
Net Debt	$11,187	$13,971

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation under the Company’s Turnaround Plan.

-- more --

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2007	2006

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	11.23	10.90
Less: Fuel expense per available seat mile	3.47	3.32
Operating expenses per available seat mile, excluding Regional Affiliates and fuel expense (cents)	7.76	7.58

Percent change	2.4%

American Airlines, Inc. Mainline Jet Operations	Estimate for Three Months Ended December 31,
(in millions, except as noted)	2007	2006

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	11.41	10.91
Less: Fuel expense per available seat mile	3.73	3.10
Operating expenses per available seat mile, excluding Regional Affiliates and fuel expense (cents)	7.68	7.81

Percent change	(1.7)%

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2007	2006

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	11.23	10.90
Less: Impact of special item	0.02	-
Less: Fuel expense per available seat mile	3.47	3.32
Operating expenses per available seat mile, excluding Regional Affiliates and fuel expense (cents)	7.74	7.58

Percent change	2.1%

-- more --

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2007	2006

Operating expenses per available seat mile (cents)	11.84	11.46
Less: Fuel expense per available seat mile	3.57	3.41
Operating expenses per available seat mile, excluding fuel expense (cents)	8.27	8.05

Percent change	2.7%

AMR Corporation	Estimate for Three Months Ended December 31,
(in millions, except as noted)	2007	2006

Operating expenses per available seat mile (cents)	12.04	11.45
Less: Fuel expense per available seat mile	3.84	3.18
Operating expenses per available seat mile, excluding fuel expense (cents)	8.20	8.27

Percent change	(0.8)%

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2007	2006

Operating expenses per available seat mile (cents)	11.84	11.46
Less: Impact of special item	0.02	-
Less: Fuel expense per available seat mile	3.57	3.41
Operating expenses per available seat mile, excluding fuel expense (cents)	8.25	8.05

Percent change	2.5%

-- more --

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Three Months Ended September 30, 2007
	Amount	EPS

Net income	$175	$0.61
Impact of special items	40	0.13
Income excluding special items	$215	$0.74

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Three Months Ended September 30, 2006
	Amount	EPS

Net income	$15	$0.06
Impact of special items	99	0.39
Income excluding special items	$114	$0.45

Note: The Company believes income excluding special items assists investors in understanding the impact of special items on the Company’s operations.di

-- more --

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2007	2006	Change
Revenues
Passenger - American Airlines	$13,749	$13,621	0.9
- Regional Affiliates	1,864	1,915	(2.7)
Cargo	597	605	(1.3)
Other revenues	1,042	1,025	1.7
Total operating revenues	17,252	17,166	0.5

Expenses
Wages, salaries and benefits	5,047	5,103	(1.1)
Aircraft fuel	4,797	4,952	(3.1)
Other rentals and landing fees	970	967	0.3
Depreciation and amortization	892	868	2.8
Maintenance, materials and repairs	790	726	8.8
Commissions, booking fees and credit card expense	787	839	(6.2)
Aircraft rentals	451	449	0.4
Food service	399	386	3.4
Other operating expenses	2,085	2,001	4.2
Total operating expenses	16,218	16,291	(0.4)

Operating Income	1,034	875	18.2

Other Income (Expense)
Interest income	257	201	27.9
Interest expense	(703)	(780)	(9.9)
Interest capitalized	17	21	(19.0)
Miscellaneous – net	(32)	(103)	(68.9)
	(461)	(661)	(30.3)

Income Before Income Taxes	573	214	*
Income tax	-	-	-
Net Income	$573	$214	*

Earnings Per Share
Basic	$2.35	$1.07
Diluted	$1.98	$0.91

Number of Shares Used in Computation
Basic	244	201
Diluted	300	259

*   Greater than 100%

-- more --

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,		Percent
	2007	2006	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	104,534	106,253	(1.6)
Available seat miles (millions)	127,609	131,883	(3.2)
Cargo ton miles (millions)	1,574	1,640	(4.0)
Passenger load factor	81.9%	80.6%	1.3 pts.
Passenger revenue yield per passenger mile (cents)	13.15	12.82	2.6
Passenger revenue per available seat mile (cents)	10.77	10.33	4.3
Cargo revenue yield per ton mile (cents)	37.91	36.88	2.8
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	11.17	10.90	2.5
Fuel consumption (gallons, in millions)	2,129	2,183	(2.5)
Fuel price per gallon (cents)	203.0	205.0	(1.0)

Regional Affiliates
Revenue passenger miles (millions)	7,468	7,522	(0.7)
Available seat miles (millions)	10,096	10,168	(0.7)
Passenger load factor	74.0%	74.0%	-

(1)	Excludes $2.1 billion and $2.0 billion of expense incurred related to Regional Affiliates in 2007 and 2006, respectively.

-- more --

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Nine Months Ended September 30, 2007
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.6	2.6%	81.4	(3.4)%
International	11.1	7.3	46.3	(2.9)
DOT Latin America	11.3	5.8	22.3	0.4
DOT Atlantic	11.1	4.8	18.9	(1.2)
DOT Pacific	10.2	21.9	5.1	(19.8)

1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Nine Months Ended September 30, 2007
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	83.5	1.4	12.68	0.8%
International	79.1	1.2	14.02	5.7
DOT Latin America	77.4	2.1	14.65	2.9
DOT Atlantic	80.0	(1.0)	13.81	6.1
DOT Pacific	83.5	5.8	12.21	13.4

-- more --

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Nine Months Ended September 30,
(in millions, except as noted)	2007	2006

Total operating expenses	$16,335	$16,424
Less: Operating expenses incurred related to Regional Affiliates	2,078	2,045
Operating expenses excluding expenses incurred related to Regional Affiliates	$14,257	$14,379
American mainline jet operations available seat miles	127,609	131,883
Operating expenses per available seat mile, excluding expenses incurred related to Regional Affiliates (cents)	11.17	10.90

Current AMR Corp. news releases can be accessed on the Internet.
The address is:  http://www.aa.com